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                                                                    EXHIBIT 23.1

                 [RAYBURN, BATES & FITZGERALD, P.C. LETTERHEAD]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Experts" in this Amendment No. 1 to the Registration Statement on Form S-4 of Pinnacle Financial Partners, Inc., and to the incorporation by reference therein of our report dated January 27, 2005, with respect to the consolidated financial statements of Cavalry Bancorp, Inc., and to the incorporation by reference of our report dated March 18, 2005 with respect to management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Cavalry Bancorp, Inc., appearing in Cavalry Bancorp, Inc.'s Annual Report (Form 10-K and as amended by Form 10-K/A) for the year ended December 31, 2004.


/s/ Rayburn, Bates & Fitzgerald, P.C.


Brentwood, Tennessee
November 9, 2005